Exhibit 16.1

April 16, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

101 F Street, NE

Washington, DC  20549

Re:

Wausau Paper Corp. Savings and Investment Plan

File No. 0-13923

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Wausau Paper Corp. Savings and Investment Plan dated April 16, 2015, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ WIPFLI LLP

Wipfli LLP